As filed with the Securities and Exchange Commission on August 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IM CANNABIS CORP.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Oren Shuster
Chief Executive Officer
3606-833 Seymour Street
Vancouver, British Columbia, V6B 0G4, Canada
Tel: +972-544-331-111
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
Tel: 302.738.6680
(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10019 Tel: (212) 660-3000	Larry Yen Boughton Law Corporation 700-595 Burrard Street Vancouver, British Columbia V7X 1S8 Tel: 604.687.6789

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 13, 2025

PROSPECTUS

IM CANNABIS CORP.

Up to 4,982,517 Common Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of up to 4,982,517 common  shares, no par value per share, or the Common Shares, of IM Cannabis Corp, consisting of (i) up to 1,202,000 Common Shares, (ii) up to 848,000 Common Shares issuable upon the exercise of pre-funded warrants, or the Pre-Funded Warrants, (iii) up to 2,792,517 Common Shares issuable upon the exercise of common share purchase warrants issued as part of our 2024 private placement and our 2025 private placement, or collectively the Common Warrants, and (iv) up to 140,000 Common Shares issuable upon the exercise of warrants, or the Finder’s Warrants. The Common Shares, Pre-Funded Warrants and Common Warrants were issued as part of units, or each, a Unit.

This prospectus describes the general manner in which the Common Shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the Common Shares may be offered and sold will be described in a prospectus supplement to this prospectus. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the selling shareholders, however we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. See “Use of Proceeds”. The selling shareholders may sell all or a portion of the Common Shares from time to time in market transactions through any market on which our Common Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “IMCC.” The last reported sale price of our Common Shares on August 12, 2025 was $2.60 per share.

On May 28, 2025, we announced our intention to voluntarily delist our Common Shares from listing on the Canadian Securities Exchange, or the CSE. After receiving approval from the CSE, the final trading day of our Common Shares on the CSE was the close of business on June 2, 2025.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, WHICH WAS FILED ON MARCH 31, 2025, OR THE 2024 ANNUAL REPORT.

Neither the Securities and Exchange Commission, or the SEC, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to “we,” “us,” “our,” the “Company”, “Corporation”, “Group” and “IMC” refer to IM Cannabis Corp. and its consolidated subsidiaries.

Our reporting currency is the Canadian dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to: (i) “dollars” or “CAD” or “$” are to Canadian dollars; and (ii) “USD” or “US$” are to U.S. dollars.
i

OUR COMPANY

Overview

We are an international cannabis company currently dedicated to providing medical cannabis products to medical patients in Israel and Germany, two key players in the global medical cannabis industry. Following the partial legalization of cannabis in Germany on April 1, 2024, the cannabis market has experienced rapid growth, especially within the medical sector, as access for new patients has become easier. The trend is expected to continue as new users enter the market. IM Cannabis has shifted its focus and resources to concentrate on the burgeoning cannabis market in Germany, where the Company is poised for significant growth. The Company leverages a transnational ecosystem powered by a unique data-driven approach and a globally sourced product supply chain. With an unwavering commitment to responsible growth and adherence to the strictest regulatory environments, the Company strives to amplify its commercial and brand power to become a leading global provider of high-quality cannabis.

Activities in Israel

In Israel, the Company imports, distributes and sells medical cannabis to local medical patients by operating medical cannabis retail pharmacies, online platforms, distribution center and logistical hubs operating through I.M.C. Holdings Ltd.’s, or IMC Holdings’, subsidiaries, leveraging proprietary data and patient insights. The Company also preserves its existing proprietary genetics with third-party cultures facilities in Israel.

We continue to expand IMC brand recognition in Israel and supply the growing Israeli medical cannabis market with our branded products. The Company offers medical cannabis patients a rich variety of high-end medical cannabis products through strategic alliances with suppliers supported by a highly skilled sourcing team. In addition to the benefits of the Group’s long-term presence in Israel, we believe that with our strong sourcing infrastructure in Israel, and advanced product knowledge, regulatory expertise and strong commercial partnerships, the Company is well-positioned to address the ongoing needs and preferences of medical cannabis patients in Israel and also to partially support the increased medical cannabis users’ needs in Germany.

Throughout 2024 and the first half of 2025, the company implemented several strategic measures in Israel to enhance operational efficiency, reduce costs, and improve overall business performance. These initiatives included optimizing logistics and distribution, streamlining workforce and facilities, and adapting to challenges arising from geopolitical events. Key actions taken during the year include:

•	We began working with a new processing facility to improve gross margin and enhance business flexibility.

•	Reducing shipping and distribution costs through efficiency measures, service provider replacements, and outsourcing.

•	Streamlining operations by reducing headcount and closing the trading house to optimize costs.

•	Addressing higher costs and operational challenges due to flight disruptions caused by the multi-front conflict Israel is facing, which began in October 2023.

The Company is also operating in the retail segment. The Company, through IMC Holdings, holds two licensed pharmacies, each selling medical cannabis products to patients: (i) Rivoly Trading and Marketing Ltd., also known as “Vironna Pharm”, a leading pharmacy in the Arab consumer segment, and (ii) R.A. Yarok Pharm Ltd., or Pharm Yarok, the largest pharmacy in the Sharon plain area and a call center in the country. Vironna Pharm and Pharm Yarok are collectively referred herein as the "Israeli Pharmacies".

The Company also operates a home-delivery services and an online retail platform, under the name “Pharm Yarok”, which includes a customer support service center.

The operation in the retail segment in Israel positions IM Cannabis as a large distributor of medical cannabis in Israel. We are strategically focused on establishing and reinforcing a direct connection with medical cannabis patients, providing direct access to IM Cannabis products, obtaining and leveraging market data and gaining a deeper understanding of consumer preferences. The operation of the Israeli Pharmacies allows the Company to increase purchasing power with third-party product suppliers, offers potential synergies with our established call center and online operations, achieve higher margins on direct sales to patients, and creates the opportunity for up-sales across a growing range of products.

Activities in Germany

IMC has been operating though Adjupharm, its German subsidiary, since 2019, building the foundation needed to drive growth after the April 2024 legalization. We believe that our strong sourcing infrastructure in Israel, powered by advanced product knowledge and regulatory expertise, gives us a competitive advantage in the growing German market. This is based on the premise that the German and Israeli markets share a number of common attributes such as robust commercial infrastructure, highly developed digital capabilities, favourable demographics and customer preferences.

The Company’s focus in Germany is to import cannabis from its supply partners, which are then sold through our own IMC branded products, as well as exclusive ultra premium Canadian cannabis brands, with which we have signed strategic licensing agreements.

In 2024 and in the first half of 2025, the company focused on building a unique supply chain tailored to the Group's needs in Germany. This process leveraged the extensive knowledge and experience gained in Israel, ensuring its effective implementation in the German market.

Our German operations are underpinned by the German Logistics Center, which is a state-of-the-art warehouse and EU-GMP production facility in Germany with all the necessary licenses to engage in additional production, cannabis testing and release activities. Adjupharm can repackage bulk cannabis, perform stability studies and offer such services to third parties.

Recent Financing Activities

2025 Private Placement

On July 30, 2025, we entered into subscription agreements with certain investors for the issuance and sale in a private placement offering of 2,050,000 Units, each Unit consisting of one Common Share (or one Pre-Funded Warrant in lieu of one Common Share) and one Common Warrant at a purchase price of C$2.74 per Unit, for aggregate gross proceeds of C$5,622,522, or the 2025 Private Placement. The Common Warrants issued in the 2025 Private Placement have an exercise price of C$3.43 per Common Share, became exercisable immediately upon issuance and for a period of sixty (60) months from its issuance. The Pre-Funded Warrants have an exercise price of C$0.00001 per Common Share, became exercisable immediately upon issuance and may be exercised at any time until exercised in full. If the Common Warrants are not exercised by the applicable expiration date, the Common Warrants will expire and be of no further force or effect. The Pre-Funded Warrants, the Common Warrants, and the Common Shares underlying the Pre-Funded Warrants and the Common Warrants may not be traded for a period of four months, unless permitted under applicable securities legislation. The offering closed on July 30, 2025.

In connection with 2025 Private Placement, on July 31, 2025, we entered into an Advisory Agreement, or the “Advisory Agreement, with Pure Equity Ltd., or Pure Equity, pursuant to which Pure Equity provided the Company with advisory services related to the 2025 Private Placement. In consideration of the advisory services, we issued to Pure Equity the Finder’s Warrant to purchase up to 140,000 Common Shares, or the Finder’s Warrant Shares. In addition, pursuant to the Consulting Agreement, we paid Pure Equity a one-time cash payment of $260,000 plus applicable taxes. The Finder’s Warrant has an exercise price of US$2.50 per Finder’s Warrant Share, became exercisable immediately upon issuance for a period of sixty (60) months following its issuance. The Finder’s Warrant and the Finder’s Warrant Shares may not be traded for a period of four months, unless permitted under applicable securities legislation.

2024 Private Placement

On November 12, 2024, we entered into subscription agreements with certain investors for the issuance and sale in a private placement offering of 742,517 Units, each Unit consisting of one Common Share and one Common Warrant at a purchase price of C$2.88 per Unit, for aggregate gross proceeds of C$2,138,448.96, or the 2024 Private Placement. The Common Warrants issued in the 2024 Private Placement have an exercise price of C$4.32 per Common Share, became exercisable immediately upon issuance and for a period of sixty (60) months from their issuance. If the Common Warrants are not exercised by the applicable expiration date, the Common Warrants will expire and be of no further force or effect. The offering closed on November 12, 2024.

On August 13, 2025, the Common Warrants issued as part of the 2024 Private Placement were amended to reduce the exercise price of each Common Warrant from C$4.32 to C$3.43 and to extend the expiration date of each Common Warrant from November 12, 2026 to July 31, 2030.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 4,982,517 Common Shares consisting of (i) up to 1,202,000 Common Shares, (ii) up to 848,000 Common Shares issuable upon the exercise of the Pre-Funded Warrants, (iii) up to 2,792,517 Common Shares issuable upon the exercise of the Common Warrants, and (iv) up to 140,000 Common Shares issuable upon the exercise of the Finder’s Warrants. All of the Common Shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell their Common Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Common Shares by the selling shareholders.

Common Shares currently outstanding	5,246,812 Common Shares

Common Shares offered by the Selling Shareholders
Up to 4,982,517 Common Shares consisting of (i) up to 1,202,000 Common Shares, (ii) up to 848,000 Common Shares issuable upon the exercise of the Pre-Funded Warrants, (iii) up to 2,792,517 Common Shares issuable upon the exercise of the Common Warrants, and (iv) up to 140,000 Common Shares issuable upon the exercise of the Finder’s Warrants.

Use of proceeds:
We will not receive any proceeds from the sale of the Common Shares by the selling shareholders. All net proceeds from the sale of Common Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Pre-Funded Warrants, the Common Warrants and the Finder’s Warrants that are exercised. See “Use of Proceeds.”

We intend to use the proceeds from the exercise of the Pre-Funded Warrants. the Common Warrants and the Finder’s Warrants for general working capital, repayment of existing indebtedness and for general corporate purposes.

Risk factors:
You should read the “Risk Factors” section starting on page 4 of this prospectus and “Item 3. Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol:	“IMCC”

The number of Common Shares to be outstanding immediately after this offering as shown above assumes that all of the Common Shares offered hereby are sold and is based on 5,246,812 Common Shares outstanding as of August 13, 2025. This number excludes:

•
an aggregate of 32,249 Common Shares issuable upon the exercise of outstanding options to purchase Common Shares, at exercise prices ranging between C$3.00 to C$240 per Common Share, issued to directors, officers, service providers and employees issued under our stock option plan;

•
an aggregate of 867,876 Common Shares issuable upon the exercise of outstanding warrants to purchase Common Shares, at an exercise price ranging between C$4.32 to C$59.34 per Common Shares, issued to certain investors pursuant to a private placement offering; and

•
an aggregate of 256,215 Common Shares issuable upon the exercise of outstanding convertible debentures to purchase Common Shares, at a conversion price of C$2.61 per Common Share, issued to certain lenders pursuant to a convertible debenture offering.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Summary Risk Factors” and “Item 3. Key Information – D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, and other Canadian, Federal and Israeli securities laws. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the selling shareholders. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Pre-Funded Warrants, the Common Warrants and the Finder’s Warrants that are exercised.

We intend to use the proceeds from the exercise of the Pre-Funded Warrants, the Common Warrants and the Finder’s Warrants for general working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2025:

●	on an actual basis;

●
on a pro forma basis to give effect to the issuance of 2,050,000 Units in the 2025 Private Placement for aggregate gross proceeds of C$5,622,522, as if such issuance had occurred on June 30, 2025, net of issuance costs incurred; and

●	on a pro forma as adjusted basis to give effect to the full exercise of the Pre-Funded Warrants, the Common Warrants and the Finder’s Warrants.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this form and the other financial information included or incorporated by reference into this form.

	As of June 30, 2025
Canadian dollars in thousands	Actual	Pro forma	Pro forma as adjusted
Cash	$794	$12,633	$13,427
Debt:
Bank loans and credit facilities	13,324	-	13,324
Convertible debentures	571	-	571
Derivative warrants liabilities	720	(708)	12
Total debts	$14,615	$(708)	$13,907
Shareholders’ equity:
Share capital and share premium	267,824	9,797	277,621
Capital reserve from translation differences of foreign operations	(2,807)	-	(2,807)
Conversion feature related to convertible debentures	107	-	107
Capital reserve from share-based payment transactions	162	3,544	3,706
Capital reserve from transaction with non-controlling interests	(2,872)	-	(2,872)
Capital reserve from transaction with controlling shareholder	33	-	33
Accumulated deficit	(258,925)	-	(258,925)
Total equity	3,522	13,341	16,849
Total capitalization	18,137	12,633	30,770

SELLING SHAREHOLDERS

On November 12, 2024 we entered into subscription agreements with certain investors in connection with the 2024 Private Placement. On July 30, 2025, we entered into subscription agreements with certain investors in connection with the 2025 Private Placement. Additionally, on July 31, 2025, we entered into the Advisory Agreement with one of the selling shareholders in connection with the 2025 Private Placement. The 4,982,517 Common Shares being offered by the selling shareholders, consisting of (i) up to 1,202,000 Common Shares, (ii) up to 848,000 Common Shares issued upon the exercise of the Pre-Funded Warrants, (iii) up to 2,792,517 Common Shares issuable upon the exercise of the Common Warrants, and (iv) up to 140,000 Common Shares issuable upon the exercise of the Finder’s Warrants. For additional information regarding the Private Placements and Additional Investments, see “Our Company–Recent Financing Activities.” We are registering the Common Shares in order to permit the selling shareholders to offer the Common Shares for resale from time to time.

To our knowledge, except for (i) Mr. Oren Shuster, the Chief Executive Officer of the Company, and (ii) Mr. Shmulik Arbel, a director of the Company, within the past three years, none of the selling shareholders has had any material relationship with us or any of our affiliates.

Any selling shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders. The second column lists the number of Common Shares beneficially owned by each selling shareholder, based on its ownership of the Common Shares, as of the date set forth in the relevant footnote next to each selling shareholder’s name. The fourth column assumes the sale of all of the Common Shares offered by the selling shareholders pursuant to this prospectus.

In accordance with the terms of the 2025 Private Placement, this prospectus generally covers the resale of at least a number of Common Shares, Common Shares underlying the Pre-Funded Warrants, Common Shares underlying the Common Warrants and Common Shares underlying the Finder’s Warrants issued in the 2025 Private Placement. Because the number of Common Shares may be adjusted for reverse and forward share splits, share dividends, share combinations and other similar transactions, the number of Common Shares that will actually be issued may be more or less than the number of Common Shares being offered by this prospectus.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the securities registered hereby.

A selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)	Number	Number	Percentage(2)
Capitalink Ltd	120,000	(3)	2.29%	120,000	0	*
Danon Hedge Fund Limited Partnership	50,000	(4)	*	50,000	0	*
Eden Discovery, LP CO Services	72,585	(5)	1.38	72,585	0	*
Emil Sharvit Ltd	100,000	(6)	1.91%	100,000	0	*
Invest Pro Shukai Hon Ltd	100,000	(7)	1.91%	100,000	0	*
Kai Gabay	6,470	(8)	0.12	6,470	0	*
L.I.A. Pure Capital Ltd	1,100,000	(9)	4.99%	1,100,000	0	*
Lior Yakoel	100,000	(10)	1.91%	100,000	0	*
M.R.M. Merhavit Holdings and Management Ltd.	300,000	(11)	4.99%	300,000	0	*
Nissim Daniel	30,000	(12)	*	30,000	0	*
Oded Pelled	13,003	(13)	*	13,003	0	*
Ohad Melnik	50,000	(14)	*	50,000	0	*
Oren Shuster	194,110	(15)	3.70	194,110	0	*
Pure Equity Ltd.	140,000	(16)	2.67%	140,000	0	*
Rafael Gabay	194,088	(17)	3.70	194,088	0	*
Ran Molho	128,950	(18)	2.46	128,950	0	*
Revital Justo Harry	10,505	(19)	*	10,505	0	*
Rom Ella	18,115	(20)	*	18,115	0	*
Ronen Fatal	50,000	(21)	*	50,000	0	*
Shmulik Arbel	48,349	(22)	*	48,349	0	*
Sol Gabay	6,470	(23)	*	6,470	0	*
Tom Gabay	6,470	(24)	*	6,470	0	*
Ventum Financial Corp.	43,402	(25)	*	43,402	0	*
Xylo Technologies Ltd	250,000	(26)	4.76%	250,000	0	*
YAAD Consulting & Management Services (1995) Ltd	50,000	(27)	*	50,000	0	*
Yariv Gilat	100,000	(28)	1.91%	100,000	0	*
Yorkville Advisors LLC	1,700,000	(29)	4.99%	1,700,000	0	*

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days of August 13, 2025, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	The applicable percentage of beneficial ownership is based on 5,246,812 Common Shares issued and outstanding as of August 13, 2025.

(3)
Includes: (i) 60,000 Common Shares issued in the 2025 Private Placement; and (ii) 60,000 Common Shares issuable upon the exercise of 60,000 Common Warrants issued in the 2025 Private Placement. Lavi Krasney has the voting and dispositive power over the shares held by Capitalink Ltd. Capitalink Ltd’s address is 20 Raoul Wallenberg St., Tel Aviv, Israel. Based on information provided to us by Capitalink Ltd on August 12, 2025.

(4)
Includes: (i) 25,000 Common Shares issued in the 2025 Private Placement and (ii) 25,000 Common Shares issuable upon the exercise of 25,000 Common Warrants issued in the 2025 Private Placement. Tzahi Danon has the voting and dispositive power over the shares held by Danon Hedge Fund Limited Partnership. Danon Hedge Fund Limited Partnership’s address is 2 Bodenheimer St., Tel Aviv, Israel. Based on information provided to us by Danon Hedge Fund Limited Partnership on August 12, 2025.

(5)
Includes: 72,585 Common Shares issuable upon the exercise of 72,585 Common Warrants issued in the 2024 Private Placement. Assaf Nathan has the voting and dispositive power over the shares held by Eden Discovery, LP CO Services. Eden Discovery, LP CO Services’ address is 7 Jabotinski St., Ramat Gan, Israel (Moshe Aviv Tower, 37th Floor). Based on information provided to us by Eden Discovery, LP CO Services on August 12, 2025.

(6)
Includes: (i) 50,000 Common Shares issued in the 2025 Private Placement and (ii) 50,000 Common Shares issuable upon the exercise of 50,000 Common Warrants issued in the 2025 Private Placement. Guy Bernstein has the voting and dispositive power over the shares held by Emil Sharvit Ltd. Emil Sharvit Ltd’s address is 5 HaShalva St., Savyon, Israel. Based on information provided to us by Emil Sharvit Ltd on August 12, 2025.

(7)
Includes: (i) 50,000 Common Shares issued in the 2025 Private Placement and (ii) 50,000 Common Shares issuable upon the exercise of 50,000 Warrants issued in the 2025 Private Placement . Eli Zamir has the voting and dispositive power over the shares held by Invest Pro Shukai Hon Ltd. Invest Pro Shukai Hon Ltd’s address is 2 Rothschild St., Tel Aviv, Israel. Based on information provided to us by Invest Pro Shukai Hon Ltd on August 12, 2025.

(8)
Includes: 6,470 Common Shares issuable upon the exercise of 6,470 Common Warrants issued in the 2024 Private Placement. Kai Gabay’s address is 81 Haetrog St., Ganot, Israel. Based on information provided to us by Mr. Gabay on August 12, 2025.

(9)
Includes: (i) 550,000 Common Shares issued in the 2025 Private Placement and (ii) 550,000 Common Shares issuable upon the exercise of 550,000 Common Warrants issued in the 2025 Private Placement. The percentage in the table above gives effect to the 4.99% beneficial ownership limitation set forth under the terms of such Pre-Funded Warrants and Common Warrants. Kfir Zilberman has the voting and dispositive power over the shares held by L.I.A. Pure Capital Ltd. L.I.A. Pure Capital Ltd’s address is 20 Raoul Wallenberg St., Tel Aviv, Israel. Based on information provided to us by L.I.A. Pure Capital Ltd on August 12, 2025.

(10)
Includes: (i) 50,000 Common Shares issued in the 2025 Private Placement and (ii) 50,000 Common Shares issuable upon the exercise of 50,000 Common Warrants issued in the 2025 Private Placement. Lior Yakoel’s address is 32 Kehilat Warsaw St., Tel Aviv, Israel. Based on information provided to us by Mr. Yakoel on August 12, 2025.

(11)
Includes: (i) 150,000 Common Shares issued in the 2025 Private Placement and (ii) 150,000 Common Shares issuable upon the exercise of 150,000 Common Warrants issued in the 2025 Private Placement. The percentage in the table above gives effect to the 4.99% beneficial ownership limitation set forth under the terms of such Pre-Funded Warrants and Warrants . Menashe Mordechai has the voting and dispositive power over the shares held by M.R.M. Merhavit Holdings and Management Ltd. M.R.M. Merhavit Holdings and Management Ltd.’s address is 31 Sokolov St., Ramat Gan, Israel. Based on information provided to us by M.R.M. Merhavit Holdings and Management Ltd. on August 12, 2025.

(12)
Includes: (i) 15,000 Common Shares in the 2025 Private Placement and (ii) 15,000  Common Shares issuable upon the exercise of 15,000 Common Warrants issued in the 2025 Private Placement. Nissim Daniel’s address is 5 HaRav Levin St., Ramat Gan, Israel. Based on information provided to us by Mr. Daniel on August 12, 2025.

(13)
Includes: 13,003 Common Shares issuable upon the exercise of 13,003 Common Warrants issued in the 2024 Private Placement. Oded Pelled’s address is 4080 Ensenada Ave., Miami, FL 33133, USA. Based on information provided to us by Mr. Pelled on August 12, 2025.

(14)
Includes: (i) 50,000 Common Shares issued in the 2025 Private Placement and (ii) 50,000 Common Shares issuable upon the exercise of 50,000 Common Warrants issued in the 2025 Private Placement . Ohad Melnik’s address is 3 Shaul Avigur St., Tel Aviv, Israel. Based on information provided to us by Mr. Melnik on August 12, 2025.

(15)
Includes: 194,110 Common Shares issuable upon the exercise of 194,110 Common Warrants issued in the 2024 Private Placement. Oren Shuster’s address is 22 Hanahal St., Raanana, Israel. Based on information provided to us by Mr. Shuster on August 12, 2025.

(16)
Includes: 140,000 Common Shares issuable upon the exercise of 140,000 Finder’s Warrants issued in the 2025 Private Placement . Kfir Zilberman has the voting and dispositive power over the shares held by Pure Equity Ltd. Pure Equity Ltd.’s address is 20 Raul Wallenberg Street, Tel Aviv, Israel. Based on information provided to us by Pure Equity Ltd. on August 12, 2025.

(17)
Includes: 194,088 Common Shares issuable upon the exercise of 194,088 Common Warrants issued in the 2024 Private Placement. Rafael Gabay’s address is 8 Shmerling St., Tel Aviv, Israel. Based on information provided to us by Mr. Gabay on August 12, 2025.

(18)
Includes: 128,950 Common Shares issuable upon the exercise of 128,950 Common Warrants issued in the 2024 Private Placement. Ran Molho’s address is Kibbutz Harduf, Israel. Based on information provided to us by Mr. Molho on August 12, 2025.

(19)
Includes: 10,505 Common Shares issuable upon the exercise of 10,505 Common Warrants issued in the 2024 Private Placement. Revital Justo Harry’s address is Ida Kerkovius Str. 9, 79100 Freiburg, Germany. Based on information provided to us by Ms. Harry on August 12, 2025.

(20)
Includes: 18,115 Common Shares issuable upon the exercise of 18,115 Common Warrants issued in the 2024 Private Placement. Rom Ella’s address is 15b Haim Levanon St., Tel Aviv, Israel.  Based on information provided to us by Mr. Ella on August 12, 2025.

(21)
Includes: (i) 25,000 Common Shares issued in the 2025 Private Placement and (ii) 25,000 Common Shares issuable upon the exercise of 25,000 Common Warrants issued in the 2025 Private Placement . Ronen Fatal’s address is 112 Rokach St., Ramat Gan, Israel. Based on information provided to us by Mr. Fatal on August 12, 2025.

(22)
Includes: 48,349 Common Shares issuable upon the exercise of 48,349 Common Warrants issued in the 2024 Private Placement. Shmulik Arbel’s address is 22 Chefer St., Shoham, Israel. Based on information provided to us by Mr. Arbel on August 12, 2025.

(23)
Includes: 6,470 Common Shares issuable upon the exercise of 6,470 Common Warrants issued in the 2024 Private Placement. Sol Gabay’s address is 81 Haetrog St., Ganot, Israel. Based on information provided to us by Mr. Gabay on August 12, 2025.

(24)
Includes: 6,470 Common Shares issuable upon the exercise of 6,470 Common Warrants issued in the 2024 Private Placement. Tom Gabay’s address is 81 Haetrog St., Ganot, Israel. Based on information provided to us by Mr. Gabay on August 12, 2025.

(25)
Includes: 43,402 Common Shares issuable upon the exercise of 43,402 Common Warrants issued in the 2024 Private Placement. Jesse Kaplan has the voting and dispositive power over the shares held by Ventum Financial Corp. Ventum Financial Corp’s address is 3625 Dufferin St., Suite 409, Toronto, ON M3K 1N4, Canada. Based on information provided to us by Ventum Financial Corp on August 12, 2025.

(26)
Includes: (i) 125,000 Common Shares issued in the 2025 Private Placement and (ii) 125,000 Common Shares issuable upon the exercise of 125,000 Common Warrants issued in the 2025 Private Placement . Liron Carmel has the voting and dispositive power over the shares held by Xylo Technologies Ltd. Xylo Technologies Ltd’s address is 10 HaNechoshet St., Tel Aviv, Israel. Based on information provided to us by Xylo Technologies Ltd on August 12, 2025.

(27)
Includes: (i) 25,000 Common Shares issued in the 2025 Private Placement and (ii) 25,000 Common Shares issuable upon the exercise of 25,000 Common Warrants issued in the 2025 Private Placement . Itzik Shrem has the voting and dispositive power over the shares held by YAAD Consulting & Management Services (1995) Ltd. YAAD Consulting & Management Services (1995) Ltd’s address is 20 Raoul Wallenberg St., Tel Aviv, Israel. Based on information provided to us by YAAD Consulting & Management Services (1995) Ltd on August 12, 2025.

(28)
Includes: (i) 50,000 Common Shares issued in the 2025 Private Placement and (ii) 50,000 Common Shares issuable upon the exercise of 50,000 Common Warrants issued in the 2025 Private Placement . Yariv Gilat’s address is 185 HaYarkon St., Tel Aviv, Israel. Based on information provided to us by Mr. Gilat on August 12, 2025.

(29)
Includes: (i) 202,000 Common Shares issued in the 2025 Private Placement; (ii) 648,000 Common Shares issuable upon the exercise of Pre-Funded Warrants issued in the 2025 Private Placement, and (iii) 850,000 Common Shares issuable upon the exercise of 850,000 Common Warrants issued in the 2025 Private Placement. The percentage in the table above gives effect to the 4.99% beneficial ownership limitation set forth under the terms of such Pre-Funded Warrants and Warrants . Matt Beckman has the voting and dispositive power over the shares held by Yorkville Advisors LLC. Yorkville Advisors LLC’s address is 1012 Springfield Ave., Mountainside, NJ 07092, USA. Based on information provided to us by Yorkville Advisors LLC on August 12, 2025.

PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Any fees related to conversions of the Common Shares to ADSs will be assumed and payable by the selling shareholders named in this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Boughton Law Corporation, Vancouver, British Columbia, Canada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Fahn Kanne & Co. Grant Thornton Israel, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of IM Cannabis Corp. incorporated by reference in IM Cannabis Corp.'s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	US$	2,120.65
Printer fees and expenses	US$	275
Legal fees and expenses	US$	70,000
Accounting fees and expenses	US$	33,000
Total	US$	105,396

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia, Canada. Service of process upon us and upon our directors and officers named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Canada, Boughton Law Corporation, that it may be difficult to assert U.S. securities law claims in original actions instituted in Canada. Canadian courts may refuse to hear a claim based on a violation of U.S. securities laws because Canada is not the most appropriate forum to bring such a claim. In addition, even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.

Subject to specified time limitations and legal procedures, Canadian courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Canada;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Canadian courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●
the liabilities under the judgment are enforceable according to the laws of British Columbia, Canada and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in British Columbia, Canada nor likely to impair the security or sovereignty of British Columbia, Canada;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any British Columbia court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of British Columbia, Canada and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by a British Columbia court, it generally will be payable in Canadian currency, which can then be converted into non-Canadian currency and transferred out of Canada. The usual practice in an action before a British Columbia court to recover an amount in a non-Canadian currency is for the British Columbia court to issue a judgment for the equivalent amount in Canadian currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of a British Columbia court stated in Canadian currency ordinarily will be linked to the Canadian consumer price index plus interest at the annual statutory rate set by British Columbia regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a British Columbia company and are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.imcannabis.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●
Our Reports of Foreign Private Issuer on Form 6-K filed on  April 3, 2025, April 11, 2025, May 5, 2025, May 6, 2025, May 7, 2025, May 15, 2025, May 27, 2025, May 28, 2025; July 1, 2025, July 9, 2025 (except for paragraphs six and eight in the press release attached as of Exhibit 99.1), July 11, 2025, July 31, 2025, August 4, 2025 and August 12, 2025 (except for the section titled “Management Commentary” in the press release attached as Exhibit 99.1, Exhibit 99.4 and Exhibit 99.5); and

●
The description of our securities contained in our Form 40-FR12B (File No. 001-40065), filed with the SEC on February 12, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Reports of Foreign Private Issuer on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Beit Hakshatot, Kibutz Glil-Yam, Israel, 4690500 , Tel: +972-54-2815033; Attention: Adv Michal Lebovitz Nissimov.

IM CANNABIS CORP.

Up to 4,982,517 Common Shares

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The British Columbia Business Corporation Act, or the BCBCA, provides that a company may:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the BCBCA, an "eligible party", in relation to a company, means an individual who:

(a)	is or was a director or officer of the company;

(b)	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or

(c)	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

(e)	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Company's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company t (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Company's articles, subject to the BCBCA, provide that the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the aforementioned terms.

The Company's articles further provide that subject to any restrictions in the BCBCA, the Company may indemnify any person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company's articles does not invalidate any indemnity to which he or she is entitled under the Company's articles.

The Company is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Company; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (iii) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Company maintains directors' and officers' liability insurance coverage through primary and Side A policies covering the Company and its subsidiaries, with annual aggregate policy limits of US$5,000,000, subject to a corporate self-retention of US$5,000,000. This insurance provides indemnity to the Company and to its directors and officers as required or permitted by law for liability claim damages, including legal costs, incurred by officers, directors and alternate directors in their capacity as such. This policy, subject to its terms and conditions, may also provide coverage directly to individual directors and officers if they are not indemnified by the Company. The insurance coverage for directors and officers is subject to various terms, conditions, and exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of IM Cannabis Corp. (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on October 25, 2022).
4.1*	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 99.4 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-40065) filed with the SEC on July 31, 2025).
4.3	Form of Finder’s Warrant (incorporated herein by reference to Exhibit 99.6 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-40065) filed with the SEC on July 31, 2025).
4.4*	Form of November 2024 Common Warrant.
4.5*	Form of Amendment to Common Warrant.
5.1*	Opinion of Boughton Law Corporation, Canadian counsel to IM Cannabis Corp.
10.1
Form of Subscription Agreement (Non-US Investors) (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-40065) filed with the SEC on July 31, 2025).

10.2
Form of Subscription Agreement (US Investors) (incorporated herein by reference to Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-40065) filed with the SEC on July 31, 2025).

10.3
Advisory Agreement, dated July 31, 2025, by and between the Company and Pure Equity (incorporated herein by reference to Exhibit 99.5 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-40065) filed with the SEC on July 31, 2025).

23.1*	Consent of Fahn Kanne & Co. Grant Thornton Israel, an independent registered public accounting firm
23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm
23.3*	Consent of Boughton Law Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue

.
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hertzliya, Kibutz Glil-Yam, State of Israel on August 13, 2025.

IM CANNABIS CORP.

By:	/s/ Oren Shuster
Oren Shuster
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

The undersigned officers and directors of IM Cannabis Corp. hereby constitute and appoint each of Oren Shuster and Uri Birenberg with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chief Executive Officer, Director,
/s/ Oren Shuster	Chairman of the Board of Directors	August 13, 2025
Oren Shuster	(Principal Executive Officer)

/s/ Uri Birenberg	Chief Financial Officer	August 13, 2025
Uri Birenberg	(Principal Financial and Accounting Officer)

/s/ Moti Marcus	Director	August 13, 2025
Moti Marcus

/s/ Einat Zakariya	Director	August 13, 2025
Einat Zakariya

/s/ Brian Schinderle	Director	August 13, 2025
Brian Schinderle

/s/ Shmulik Arbel	Director	August 13, 2025
Shmulik Arbel

/s/ Oz Adler	Director	August 13, 2025
Oz Adler

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of  IM Cannabis Corp, has signed this registration statement on August 13, 2025.

Puglisi & Associates

By:	/s/ Gregory F. Lavelle
Gregory F. Lavelle Managing Director